EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated November 25, 1998 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No. 333-84167 and Form S-8 File No. 333-92797.

/S/McKEAN, PAUL, CHRYCY, FLETCHER & CO.
McKEAN, PAUL, CHRYCY, FLETCHER & CO.
Miami, Florida

Plantation, Florida,
April 5, 2001.